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                                                                   EXHIBIT 11.01




          MARTIN MARIETTA MATERIALS, INC. AND CONSOLIDATED SUBSIDIARIES


                        COMPUTATION OF EARNINGS PER SHARE

                         FOR THE YEARS ENDED DECEMBER 31
              AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA



                                                                1996               1995
                                                                ----               ----


Net earnings                                                   $78,628           $67,551
                                                               =======           =======

Weighted average number of common shares outstanding        46,079,300        46,079,300
                                                            ==========        ==========

Net earnings per common share                                   $1.71              $1.47
                                                                =====              =====














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